UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – June 13, 2008

TRACKPOWER, INC.
(Exact name of Registrant as specified in its charter)

Wyoming	000-28506	13-3411167
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer ID No.)

3565 King Road, Suite 102
King City, Ontario, Canada, L7B 1M3
 (Address of principal executive offices)

(905) 833-9845
(Issuer's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 13, 2008, the Board of Directors (the “Board”) of TrackPower, Inc. (the “Company”) appointed Mr. Randy Barber as a director.  He is considered to be an independent director and will serve as a member of the Audit Committee.

Mr. Barber is a highly respected gaming executive with over 40 years of business, regulatory and governmental experience. Mr. Barber served on the Board of Directors of the Alcohol and Gaming Commission of Ontario (AGCO) from 1997 to 2005, serving as Chair from 2001 until March 2005. In that capacity, Mr. Barber regulated liquor licensing and all forms of gaming in the province of Ontario, reporting to the Minister of Consumer and Business Services. During that time, he was an active member of several industry associations and continues to be involved with the Canadian Gaming Association. Since March 2005, upon leaving his post at the AGCO, he has provided advisory and management services to the Alcohol and Gaming Industries in North America and Europe through his own consultancy practice.

He is an Associate member of the International Masters of Gaming Law and attended the University of Western Ontario and the University of Toronto for the period 1967 to 1970.

Mr. Barber has been a director of Racino Royale, Inc. since May 14, 2008 and also serves on various other boards of charitable and private organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, TrackPower, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TrackPower, Inc.

Date: July 31, 2008	By:	/s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title : Chief Financial Officer